UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):           June 21, 2016

AMREP CORPORATION
(Exact name of Registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

300 Alexander Park, Suite 204, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:           (609) 716-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 21, 2016, a sub-committee of the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of AMREP Corporation (the “Company”) approved and awarded 7,500 restricted shares of common stock of the Company under the AMREP Corporation 2006 Equity Compensation Plan (the “Plan”) to Christopher V. Vitale, Executive Vice President, Chief Administrative Officer and General Counsel of the Company, and 4,500 restricted shares of common stock of the Company under the Plan to Clifford R. Martin, Vice President and Chief Financial Officer of the Company. The awards of restricted shares of common stock will vest one-third on June 21, 2017, one-third on June 21, 2018 and one-third on June 21, 2019, subject to the continued employment of the officer on each vesting date. The Committee also increased Mr. Martin’s annual base salary to $190,000 effective August 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP Corporation

Date: June 22, 2016	By:	/s/ Christopher V. Vitale
Name: Christopher V. Vitale Title: Executive Vice President